AGREEMENT AND WAIVER

This Waiver and Agreement (the "**Waiver and Agreement**"), effective as of March 25, 2020, is made by and between IOTA Communications, Inc., a Delaware corporation formerly known as Solbright Group, Inc., (the "**Company**"), and AIP Asset Management, Inc. in its capacity as Security Agent for the Holders (collectively, "**AIP**").

Reference is hereby made to the Note Purchase Agreement made as of October 31, 2018, the Agreement and Waiver as of November 30, 2018, the Agreement and Waiver as of March 29, 2019, the Waiver and Agreement to Issue Additional Notes as of May 24, 2019, the Waiver and Agreement as of July 31, 2019, the Agreement and Extension as of October 4, 2019 and the Agreement and Waiver as of December 18, 2019 (collectively the "**Agreement**"), by and between the Company and AIP. All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

WHEREAS, the Company and AIP completed four financing transactions pursuant to which the Company raised capital by issuing secured convertible promissory notes as follows: (1) issue date November 1, 2018; original aggregate principal amount $2,500,000; and maturity date November 1, 2019, (2) issue date December 6, 2018; original aggregate principal amount $1,000,000; and maturity date December 6, 2019; (3) issue date May 24, 2019; original principal amount $1,000,000; maturity date May 24, 2020; and (4) issue date August 1, 2019; original principal amount $500,000; and maturity date August 1, 2020; which have been canceled and replaced by (5) issue date October 4, 2019; original principal amount $4,600,000, secured non-convertible; and maturity date April 4, 2021; and subsequent to these four financing transactions the Company and AIP completed one additional financing transaction pursuant to which the Company raised capital by issuing secured non-convertible notes with an issue date of December 20, 2019; original principal amount $1,400,000; and maturity date June 20, 2020; and

WHEREAS, the Company is in default of the Agreement; and

WHEREAS, Section 9.6 of the Agreement gives the Majority Holders the power to instruct the Security Agent waive the Events of Default.

NOW THEREFORE, the parties agree as follows:

1. Subject to the Company satisfying the conditions set forth in Section 2 of this Agreement, the Majority Holders hereby waive, and instruct the Security Agent to waive, through May 31, 2020, all currently existing Events of Default, in each case subject to all of the terms and conditions set forth below.

2. The waivers set forth in Section 1 are conditioned upon the Company satisfying the following conditions:

    a. the Company issuing 2,500,000 Shares of its common stock, par value $0.0001 per share, to AIP Convertible Private Debt Fund LP; and

b. the Company reducing the exercise price of the outstanding Warrants under the Note Purchase Agreement (and any warrants issued pursuant to amendments thereto) to $0.20 per share; and

c. the Company must maintain a minimum Enterprise Value of $65,000,000 for the period beginning on April 1, 2020 and ending on April 30, 2020, such minimum Enterprise Value will be increased to $75,000,000 for the period beginning on May 1, 2020 and ending on May 31, 2020, and such minimum Enterprise Value will be set at $100,000,000 thereafter; and

d. the Company providing the following documents to AIP by the specified dates:

   i. The monthly Officer's Certificates specified in Section 8.2(b)(i) of the Note Purchase Agreement for each month from and including December 2019 (each such certificate for months from and including December 2019 to be provided) to be provided on or before March 31, 2020;

   ii. The Legal opinion set forth in Section 3.1(j) of the Note Purchase Agreement to be provided on or before May 31, 2020;

3. Company agrees to issue, and the Noteholders agrees to purchase, Additional Notes in the aggregate principal amount of $1,000,000 with a maturity date of April 4, 2021, as soon as practicable upon the execution of this Agreement and the satisfaction by the Company of the conditions set forth in Section 2.

4. Section 2 of the Agreement and Extension dated October 4, 2019 shall be amended such that the New Warrants shall have an exercise price of $0.20 per share.

5. Except as explicitly stated in this Agreement and Waiver, the terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Agreement and Waiver effective as of as of ~~March 25, 2020~~. April 1, 2020

IOTA Communications, INC.
as Borrower

By: ______________________________
Name: Terrence DeFranco
Title: Chief Executive Officer

AIP ASSET MANAGEMENT INC.
as Security Agent for and on behalf of the Noteholders

By: ______________________________
Name: Jay Bala, CFA
Title: President